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                                                                   Exhibit 12(a)

                    [Goodwin, Procter & Hoar LLP Letterhead]





                                October 18, 1996

The Pilot Funds
3435 Stelzer Road
Columbus, Ohio 43219

FUNDS IV Trust
237 Park Avenue
Suite 910
New York, New York 10017

Ladies and Gentlemen:

         We have acted as counsel to The Pilot Funds (the "Trust") in connection with the acquisition of the assets of each Acquired Fund (as defined below) by the corresponding Acquiring Fund (as defined below) pursuant to an Agreement and Plan of Reorganization and Liquidation (the "Plan") described in the prospectus and proxy statement relating to the Plan included as part of the Registration Statement on Form N-14 of the Trust (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You have requested our opinion as to certain federal income tax consequences of the transactions contemplated by the Plan.

         We have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. We have made inquiry as to the underlying facts which we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to the Trust set forth in the Registration Statement and certain representations set forth below that have been confirmed to us in representation letters from the Trust dated as of the Closing Date for our use in rendering the opinions set forth herein. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan.




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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 2

         The discussion and conclusions set forth below are based upon the Internal Revenue Code of 1986, as amended (the "Code"),(1) the Treasury Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future, and we do not assume responsibility to provide notice or advice to any person or entity regarding any such changes or altered tax consequences.

I.       Background and Facts.
         --------------------

         Each of The Pilot Funds and Funds IV Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), which operates as a series company pursuant to Rule 18f-2 under the Act. The Pilot Funds is organized as a Massachusetts business trust and Funds IV Trust is organized as a Delaware business trust.


         The Pilot Funds consists of fourteen separate series, four of which are the subject of the Plan, and Funds IV Trust consists of eleven separate series, six of which are the subject of the Plan. The Plan provides that each specific
Acquiring Fund will issue shares in exchange for the Assets and the assumption of the Liabilities of the Acquired Fund set forth opposite the name of the Acquiring Fund in the following table:

         Acquired Fund                                        Acquiring Fund
         -------------                                        --------------
         Aggressive Stock Appreciation Fund                   Pilot Growth Fund
         Value Stock Appreciation Fund                        Pilot Growth and Income Fund
         Stock Appreciation Fund                              Pilot Growth and Income Fund
         Bond Income Fund                                     Pilot Diversified Bond Income Fund
         Intermediate Bond Income Fund                        Pilot Diversified Bond Income Fund
         Cash Reserve Money Market Fund                       Pilot Short-Term Diversified Assets Fund

         Each Acquired Fund owns securities which are of the character in which the corresponding Acquiring Fund is permitted to invest. The investment objectives of each Acquired Fund and the corresponding Acquiring Fund are generally the same.


------------------------------------
   (1) All section references contained herein are to the Code.
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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 3

II.      The Plan of Reorganization.
         --------------------------

         Subject to the requisite approval of the shareholders of the Acquired Fund and to the other terms and conditions set forth in the Plan, each Acquired Fund shall transfer to the corresponding Acquiring Fund, and the corresponding Acquiring Fund shall acquire from such Acquired Fund, at the Closing Date, all of the Assets of the Acquired Fund in exchange for that number of shares of the Acquiring Fund determined in accordance with Section 2 of the Plan ("Acquiring Fund Shares") and the assumption by Acquiring Fund of the Assumed Liabilities of the Acquired Fund.

         There are no dissenters' rights in any of the foregoing transactions, and no cash will be exchanged for shares of beneficial interest of the Acquired Fund in lieu of fractional Acquiring Fund Shares.

         As soon after the Closing Date as is conveniently practicable, Funds IV Trust will effect the liquidation and termination of the Acquired Funds in the manner provided in its Trust Instrument and in accordance with applicable law, and on and after the Closing Date it shall not conduct any business on behalf of any Acquired Fund except in connection with its liquidation and termination. Each Acquired Fund shall distribute pro rata to its shareholders of record determined as of the close of business on the Valuation Date (the "Acquired Fund's Shareholders") the Acquiring Fund Shares received by the Acquired Fund pursuant to Section 1 of the Plan. Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of the corresponding Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Acquired Fund's Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due such shareholders. All issued and outstanding shares of each Acquired Fund will simultaneously be canceled on the books of the Acquired Fund, and as of the Closing each outstanding certificate which prior to the Closing represented shares of an Acquired Fund will be deemed for all purposes to evidence ownership of the number of Acquiring Fund Shares issuable with respect thereto pursuant to the Reorganization.

         The board of trustees of Funds IV Trust has concluded that each Reorganization is in the best interests of the shareholders of the applicable Acquired Fund and will not result in the dilution of the interests of the existing shareholders of such Acquired Fund. In making this determination, the Trustees considered a number of factors, including the similar investment objectives and policies.



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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 4

III.     Representations.
         ---------------
         The following representations have been made by Funds IV Trust, on behalf of the applicable Acquired Fund, The Pilot Funds, on behalf of the corresponding Acquiring Fund, or both, with respect to each Reorganization:

         (a) As of the Closing Date, the fair market value of the Acquiring Fund Shares to which each shareholder of the Acquired Fund is entitled will approximately equal the fair market value of the shares of the Acquired Fund such shareholder will surrender.

         (b) As of the Closing Date, there is no plan or intention by the shareholders of the Acquired Fund who own five percent (5%) or more of its stock, if any, and, to the best of the knowledge of the trustees of the Trust there is no plan or intention on the part of the other shareholders of the Acquired Fund, to sell, exchange or otherwise dispose of a number of Acquiring Fund Shares received in the Reorganization that would reduce the Acquired Fund's Shareholders' ownership of the Acquiring Fund Shares to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the formerly outstanding shares of the Acquired Fund as of the Closing Date. For purposes of this representation, shares of the Acquired Fund exchanged for cash or other property, if any, will be treated as outstanding shares of the Acquired Fund on the Closing Date. There are no dissenters' rights, and the Acquiring Fund will not pay cash in lieu of fractional Acquiring Fund Shares in connection with the Reorganization. Moreover, shares of the Acquired Fund that are sold, redeemed or disposed of prior to the Reorganization will be taken into account for purposes of this representation if such shares are sold, redeemed or disposed of in anticipation of the Reorganization. Acquiring Fund Shares acquired by the Acquired Fund's Shareholders that are sold, redeemed or disposed of after the Reorganization but pursuant to a pre-arranged plan also will be taken into account.

         (c) The Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Acquired Fund immediately prior to the Reorganization. For purposes of this representation, amounts, if any, paid by or on behalf of the Acquired Fund for reorganization expenses, amounts, if any, paid by the Acquired Fund to shareholders who receive cash or other property and all redemptions and distributions made by the Acquired Fund immediately preceding or in contemplation of the transfer will be included as assets of the Acquired Fund immediately prior to the Reorganization. However,
(i) regular distributions and redemptions occurring in the ordinary course of the Acquired Fund's business as an open-end management investment company and
(ii) distributions made to


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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 5

shareholders of the Acquired Fund prior to the Reorganization in order to pay out all of the Acquired Fund's (a) investment company taxable income (before the deduction for dividends paid under section 852(b)(2)(D)) and (b) net capital gain (after reduction for any capital loss carryover) will be excluded.

                  (d) No Acquiring Fund has any plan or intention to sell or otherwise dispose of any of the Assets of the Acquired Fund to be acquired by it in the Reorganization, except for dispositions made in the ordinary course of its investment business. In the ordinary course of its investment business, each Acquiring Fund continuously reviews its portfolio and determines whether to retain or sell securities in that portfolio. After the Reorganization, the assets of each Acquired Fund will be subject to the same review process. If an Acquiring Fund does sell any assets of the Acquired Fund as a result of that review process, it will use the proceeds thereof to invest in securities which conform to its investment objectives. Since each Acquiring Fund and the corresponding Acquired Fund have similar investment objectives as described in the Proxy Statement/Prospectus, any such replacement securities purchased by the Acquiring Fund would generally be compatible with the historic portfolio composition of the Acquired Fund.

         (e) As soon as practicable after the Closing Date, the Acquired Fund will, in pursuance of the Plan, distribute the Acquiring Fund Shares it receives in the Reorganization and its other properties, if any, and thereupon will cancel all of its issued and outstanding shares.

         (f) As of the Closing Date, there is no intercorporate indebtedness existing between the Acquiring Fund and the Acquired Fund.

         (h) Each of the Acquired Fund and the Acquiring Fund has qualified as a separate association taxable as a corporation for federal income tax purposes under section 851(h) in each taxable year and will qualify as such as of the Closing Date.

         (i) The Acquiring Fund has elected to be treated as a regulated investment company under section 851, has qualified as such for each taxable year and will qualify as such as of the Closing Date. The Acquired Fund has elected to be treated as a regulated investment company under section 851, has qualified as such for each taxable year and will qualify as such as of the Closing Date. In order (i) to ensure continued qualification of the Acquired Fund as a regulated investment company for federal income tax purposes and (ii) to eliminate any tax liability of the Acquired Fund arising by reason of undistributed investment company taxable income or net capital gain, the Acquired Fund has declared or will declare


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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 6

and will pay to its shareholders of record on or prior to the Closing Date a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (i) all of its investment company taxable income for the last full taxable year of the Acquired Fund and any subsequent short taxable year ending on the Closing Date (computed without regard to any deduction for dividends paid) and (ii) all of its net capital gain realized in the final full taxable year of the Acquired Fund and any subsequent short taxable year ending on the Closing Date (after reduction for any capital loss carryover).

         (j) Pursuant to the Plan, the expenses incurred in connection with entering into and carrying out the provisions of the Plan will be borne by Boatmen's Trust Company, the adviser to each Acquiring Fund, and no portion of such expenses will be paid by any Acquired Fund or any Acquiring Fund.

         (k) As of the Closing Date, the Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Acquired Fund.

         (1) The liabilities of the Acquired Fund to be assumed by the Acquiring Fund and the liabilities to which the transferred assets of the Acquired Fund will be subject, if any, have been incurred by the Acquired Fund in the ordinary course of its business.

         (m) The fair market value and aggregate tax basis of the assets of the Acquired Fund to be transferred to the Acquiring Fund equals or exceeds the sum of the liabilities to be assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets will be subject.

         (n) As of the Closing Date, neither the Acquiring Fund nor the Acquired Fund is under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A).

         (o) The Acquired Fund has not distributed and will not distribute to its shareholders in pursuance of the Plan any "appreciated property" within the meaning of section 361(c)(2).

IV. Opinion.
    -------

         Based upon the foregoing, it is our opinion with respect to the Reorganization that:


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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 7

         (i) The transfer of all or substantially all of the Acquired Fund's Assets solely in exchange for the Shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of the Assumed Liabilities of such Acquired Fund, and the distribution of such Shares to the shareholders of such Acquired Fund, will constitute a "reorganization" within the meaning of section 368(a)(1). Each Acquiring Fund and the corresponding Acquired Fund are each a "party to a reorganization" within the meaning of section 368(b).

         (ii) No gain or loss will be recognized by an Acquired Fund on the transfer of the Acquired Fund's Assets to the corresponding Acquiring Fund in exchange for the Shares of the corresponding Acquiring Fund and the assumption by the corresponding Acquiring Fund of the Assumed Liabilities of the Acquired Fund or upon the distribution of such Acquiring Fund Shares to such Acquired Fund's Shareholders in exchange for their shares of the Acquired Fund.

         (iii) The tax basis of each Acquired Fund's Assets acquired by the corresponding Acquiring Fund will be the same to the Acquiring Fund as the tax basis of such Assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the Assets of the Acquired Fund in the hands of the Acquiring Fund will include the period during which those Assets were held by the Acquired Fund.

         (iv) No gain or loss will be recognized by an Acquiring Fund upon the receipt of the Assets of the corresponding Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Assumed Liabilities of the Acquired Fund.

         (v) No gain or loss will be recognized by shareholders of an Acquired Fund upon the receipt of the corresponding Acquiring Fund Shares by such shareholders, provided such shareholders receive solely Acquiring Fund Shares (including fractional shares) in exchange for their Acquired Fund's Shares.

         (vi) The aggregate tax basis of an Acquiring Fund Shares, including any fractional shares, received by each shareholder of each Acquired Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund's Shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares, including fractional shares, to be received by each shareholder of the Acquired Fund will include the period during which the Acquired Fund's Shares exchanged therefor were held by such shareholder (provided that the Acquired Fund's Shares were held as a capital asset on the date of the Reorganization).


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The Pilot Funds
FUNDS IV Trust
October 18, 1996
Page 8

         This opinion has been issued to and may be relied upon solely by the addressee hereof in connection with the consummation of the transactions contemplated by the Plan.

                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             GOODWIN, PROCTER & HOAR LLP